EXHIBIT 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Technology Fund, a portfolio of Federated Equity Funds (the "Trust"), hereby designate and appoint C. Grant Anderson, Maureen Ferguson, M. Allison Miller, Shannon McDowell and Erin Dugan, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on February 29, 2008, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, 15237-7000, at 2:00 p.m. (Eastern Time) and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF PROPOSAL 1. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF FEDERATED EQUITY FUNDS, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.


   1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated MDT Small Cap Growth Fund ("MDT Fund"), a portfolio of Federated MDT Series, would acquire all of the assets of Federated Technology Fund ("Technology Fund") in exchange for Class A Shares, Class B Shares and Class C Shares of MDT Fund to be distributed pro rata by Technology Fund in complete liquidation and termination of Technology Fund;.

                         FOR               [   ]
                         AGAINST           [   ]
                         ABSTAIN           [   ]












                                           YOUR VOTE IS IMPORTANT
                                           Please complete, sign and return
                                           this card as soon as possible.



                                           Dated


                                           Signature


                                           Signature (Joint Owners)


Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

   YOU MAY ALSO VOTE YOUR SHARES BY TOUCHTONE PHONE BY CALLING 1-800-690-6903
                  OR THROUGH THE INTERNET AT WWW.PROXYVOTE.COM










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